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                                                                    EXHIBIT 10.7


                            STOCKHOLDERS' AGREEMENT

         STOCKHOLDERS' AGREEMENT dated as of December 10, 1993 by and among ENTEX HOLDINGS, INC., a Delaware corporation (the "Company"), DORT A. CAMERON III, an individual ("Cameron"), and ENTEX ASSOCIATES, L.P., a Delaware limited partnership ("ENTEX Associates"), and each of the individuals listed on Schedule A hereto, who are sometimes collectively referred to herein as the "Participants".

                             W I T N E S S E T H :

         WHEREAS, pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of November 30, 1993, the Participants have purchased from the Company a total of 133,333 shares of Common Stock, par value $.001 per share ("Common Stock"), of the Company; and

         WHEREAS, Cameron owns a total of 70,000 shares of Common Stock and ENTEX Associates owns a total of 430,000 shares of Common Stock; and

         WHEREAS, the parties desire to impose restrictions upon the sale, transfer, hypothecation, assignment, pledge, negotiation or other disposition of the Common Stock and upon the voting of the Common Stock; and

         WHEREAS, the parties hereto desire to promote the best interests of the Company and the mutual interests of the stockholders and believe that it is in their respective interests
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to provide for continuity and control of the Company and the future operations of its business;

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.  Definitions.

         Unless the context otherwise requires:

         (1) "Adjusted Book Value" on a particular date shall mean an amount (but not less than $0.01 per share), equal to the Original Purchase Price increased by an amount (if positive) or decreased by an amount (if negative) equal to the difference between the Book Value on August 6, 1993 and the Book Value as of the end of the fiscal quarter ended immediately prior to such date.

         (2) "Affiliate" shall have the meaning ascribed to such term by Rule 405 under the Securities Act, as in effect on the date hereof.

         (3) "Agreement" means this Stockholders' Agreement, as it may be amended from time to time, and includes any counterpart of the Agreement when signed by one or more Stockholders and delivered to the Company.

         (4) "Board of Directors" shall mean the Board of Directors of the Company, as the same shall exist from time to time.
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                                      -3-

         (5) "Book Value" of shares of Stock shall mean the book value per share calculated on a Fully Diluted Basis on a consolidated basis, determined in accordance with GAAP.

         (6)  "Cameron" shall mean Dort A. Cameron III.

         (7) "Cameron Affiliate" shall mean each of Cameron, ENTEX Associates, and any Affiliate of Cameron or member of Cameron's family or trust for the benefit of Cameron or any member of his family that acquires the power to vote, or direct the voting of, or the power to dispose, or direct the disposition of, Stock that is the subject of this Agreement.

         (8) "Cause" in respect of the termination of the employment of a particular Participant shall mean termination by reason of (i) the willful failure by such Participant to perform his duties (other than a failure resulting from physical or mental disability), it being understood that no act, or failure to act, by a Participant shall be considered "willful" unless the Board of Directors, in the reasonable exercise of its business judgment determines that such act or failure to act was committed without good faith and without a reasonable belief that such act or failure to act was in the best interests of the Company (ii) such Participant engaging in gross misconduct injurious to the Company or (iii) the material breach by such Participant of any Employment Agreement between the Company or any Affiliate of the Company and such Participant or (iv) the conviction or admission of guilt in a court of law of any crime that constitutes a felony in the jurisdiction involved.
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         (9)  "Change of Control" of a particular corporation shall be deemed to have occurred at such time that the Cameron Affiliates no longer collectively directly or indirectly own Voting Securities of such corporation entitled to cast a majority of votes for the election of the board of directors of such corporation.

         (10) "Commission" shall mean the United States Securities and Exchange Commission, or any other Federal agency of the United States at the time administering the Securities Act.

         (11) "Common Stock" means the Common Stock, $.001 par value, authorized to be issued by the Company.

         (12) "Company" means ENTEX Holdings, Inc., a Delaware corporation, and any successor thereof.

         (13) "Disability" shall mean the inability of a Participant to perform his duties and responsibilities to the Company by reason of a physical or mental disability or infirmity for a continuous period of 180 days.

         (14) "Earnings Multiple" shall mean the arithmetic average of the "price to earnings ratio" of each of the Peer Group Companies (excluding Peer Group Companies which report losses) as reported in composite transactions in the Wall Street Journal on the last day of each of the six (6) calendar months immediately preceding the date on which Stock is purchased pursuant to Section 5.
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                                      -5-

         (15) "Fully Diluted Basis", for purposes of determining the Book Value or the Share Value, includes all outstanding Stock and all shares of Common Stock issuable pursuant to securities exercisable for, convertible into or exchangeable for shares of Common Stock and all other shares of Common Stock which have been reserved for issuance pursuant to the ENTEX Information Services, Inc. Share Plan.

         (16) "GAAP" shall mean generally accepted accounting principles as applicable to the financial statements of the Company, consistently applied.

         (17) "Notes" means the Promissory Notes due 2000 of the Company issued pursuant to the Securities Purchase Agreement.

         (18) "Note Purchaser Note" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

         (19) "Original Purchase Price" of shares of Stock shall mean an amount equal to the purchase price paid for such shares pursuant to the Securities Purchase Agreement.

         (20) "Ownership" of shares of Stock by a particular Participant shall include all shares of Stock owned by a Participant together with his Permitted Transferees.

         (21) "Peer Group Companies" shall mean each of Compucom Systems, Inc., Inacom Corp. and Future Now, Inc. If the common stock of a Peer Group Company ceases to be Publicly Traded, then the Board of Directors of the Company with the approval of the designee of the Participants on the Board of Directors of the Company, shall designate a replacement Peer
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Group Company.  If no such replacement is designated, then the Earnings
Multiple shall be determined with reference to the remaining Peer Group Companies. If no Peer Group Companies remain, then the Earnings Multiple shall be determined by the Board of Directors in good faith, using such measure of value as it deems appropriate to carry out the purpose and intent of this Agreement. Notwithstanding the foregoing, the Board of Directors of the Company (with the consent of the Participant Designee) shall have the authority to add or delete Peer Group Companies to assure that the Peer Group Companies fairly represent companies having businesses that are comparable to the business of ENTEX Information Services, Inc., and to carry into effect the intent of this Agreement.

         (22) "Permitted Transferee" means, with respect to an individual, the spouse or children of such individual, or a trust for the benefit of one or more of such Persons.

         (23) "Person" means any individual, partnership, corporation or other legal entity.

         (24) "Pledge Agreement" shall mean the Securities Pledge Agreement, of even date herewith, between the Company and each of the Participants.

         (25) "Public Offering" shall mean the offering by the Company in any jurisdiction of its securities to the general public, or the consolidation with, merger with or into, or acquisition of a Company that is Publicly Traded, with the result that the Common Stock shall be Publicly Traded.
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         (26)  "Publicly Traded" means traded through the facilities of a national securities exchange registered as such under the Securities Exchange Act of 1934, as amended, or traded in the over-the-counter market and reported in the National Association of Securities Dealers Automated Quotation System, or traded through the facilities of an established securities exchange outside the United States.

         (27) "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulation of the Commission thereunder, as in effect from time to time on and after the date hereof.

         (28) "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of the date hereof among the Company and the Management Investors pursuant to which the Company has issued and sold to the Purchasers (as defined in such Securities Purchase Agreement) $866,667 aggregate principal amount of Notes and 133,333 shares of Common Stock.

         (29)  "Share Value" shall mean the amount determined by multiplying
(a) the net income of the Company on a consolidated basis for the four most recent fiscal quarters of the Company immediately preceding the date of the termination of a Participant's employment, as shown on the financial statements of the Company, determined in accordance with GAAP, by (b) the Earnings Multiple, and dividing the product so obtained by the number of shares of Stock issued and outstanding on a Fully Diluted Basis. For the period commencing on the date hereof and
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                                      -8-

ending on August 5, 1994, the "Share Value" shall mean the greater of the purchase price for such shares paid pursuant to the Securities Purchase Agreement or the Book Value as of the end of the most recent fiscal quarter.

         (30) "Stockholder" means each of the Cameron Affiliates, the Participants, and any Permitted Transferee who is from time to time the owner of record of shares of Stock.

         (31) "Stock" shall mean Common Stock and any securities into which such Stock shall be changed.

         (32) "Unvested Shares" shall mean the number of Shares of Stock Owned by a particular Participant multiplied by the Vesting Factor.

         (33) "Vesting Factor" shall mean a percentage, expressed to the nearest 0.1%, equal to 100% minus the Vesting Percentage.

         (34) "Vesting Percentage" shall mean a percentage equal to (i) 10%, during the period beginning on the date hereof and through and including February 6, 1994; (ii) 20%, during the period beginning February 7, 1994 and through and including August 6, 1994; (iii) 60%, beginning August 7, 1994 and through and including the date August 6, 1995; (iv) 85%, beginning August 7, 1995 and through and including August 6, 1996; and (v) 100% thereafter; provided, however, that (w) if the employment of a Participant is terminated for Cause during a particular Vesting Period, then the Vesting Percentage applicable to such Participant shall be the Vesting Percentage that would have
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                                      -9-

applied on the first day of such Vesting Period; (x) if the employment of a Participant is terminated as a result of the death or Disability of such Participant, then the Vesting Percentage applicable to such Participant shall be the Vesting Percentage that would apply if such Participant had continued to be employed by the Company on the first day of the Vesting Period immediately following the Vesting Period during which such termination occurs; (y) if the employment of a Participant is terminated by the Company for other than Cause, but not as a result of the death or Disability of such Participant, then the Vesting Percentage applicable to such Participant shall be a percentage equal to the sum of (I) the Vesting Percentage that would have applied to such Participant on the first day of the Vesting Period during which such termination occurs (the "Start-of-Period Vesting Percentage") plus (II) the product of the excess of (A) the Vesting Percentage that would apply to such Participant if such Participant had continued to be employed by the Company on the first day of the Vesting Period immediately following the Vesting Period during which such termination occurs over (B) the Start-of-Period Vesting Percentage, multiplied by the portion (expressed as a fraction) of the Vesting Period during which such termination occurs that such Participant was employed by the Company; and (z) at any time following (I) a Change of Control of the Company, or (II) a Change of Control of ENTEX Information Services, Inc., the Vesting Percentage shall be 100%.
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         (35)  "Vested Shares" shall mean all shares of Stock purchased pursuant to the Securities Purchase Agreement that are Owned by a particular Participant other than Unvested Shares.

         (36) "Vesting Period" shall mean each of the periods referred to in clauses (i), (ii), (iii) and (iv) of the definition of "Vesting Percentage" in subparagraph (33).

         (37) "Voting Securities" shall mean securities of the Company entitled to vote in an election of directors of the Company (other than securities having such power only upon the happening of a contingency).

Section 2.  Representations and Warranties.

         (a) The Company represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the Company possesses the requisite corporate power and authority to execute, deliver and perform this Agreement; (iii) all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly taken by the Company; (iv) this Agreement has been duly executed and delivered by the Company; (v) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not violate or conflict with (A) any provision of the Certificate of Incorporation or By-Laws of the Company or (B) any statute, rule, regulation, contract or any other legal obligation
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of the Company; and (vi) no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

         (b) Each of the Cameron Affiliates that is a party hereto and the Participants represent and warrant as to such party that (i) if such party is not a natural person, (A) such entity has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and (B) the execution of this Agreement and the consummation of the transactions contemplated hereby are within the organizational powers of each party; (ii) if such party is not a natural person, all organizational action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby has been duly taken; (iii) this Agreement has been duly executed and delivered by such party; (iv) the execution of this Agreement and the consummation by such party of the transactions contemplated hereby do not violate or conflict with (A) if such party is not a natural person, any provision of the organizational documents of such party or (B) any statute, rule, regulation, contract or any other legal obligation of such party; and (v) no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in
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connection with the execution, delivery and performance of this Agreement by such party and the consummation by such party of the transactions contemplated hereby.

Section 3.  Restrictions on Transfer.

         (a) No Participant shall sell, transfer, pledge, hypothecate or otherwise dispose of ("Transfer") any shares of Stock, except to the Company pursuant to this Agreement, and any such purported Transfer shall be void, except that a Participant may transfer shares of Stock to a Permitted Transferee if such Permitted Transferee executes and delivers an agreement in form and substance satisfactory to the Company to the effect that the shares of Stock Transferred to such Permitted Transferee shall be bound by the terms of this Agreement as if such Permitted Transferee were an original party hereto.

         (b) Any provision of this Agreement to the contrary notwithstanding, the Company may acquire shares of Stock Owned by a Participant pursuant to the terms of the Securities Pledge Agreement between the Company and such Participant.

         (c) The certificate or certificates representing the shares of Stock issued to the Participants or a Permitted Transferee shall have an appropriate legend referring to the restrictions upon Transfer set forth herein and shall be endorsed with substantially the following legend in addition to any other legend which may appear thereon:

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY
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         THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A
         STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 10, 1993, AMONG ENTEX HOLDINGS, INC. AND CERTAIN HOLDERS OF THE STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ENTEX HOLDINGS, INC.

Section 4.  Voting Agreement.

         (a) Each Stockholder agrees to vote his shares of Stock and to take such other action as may be required to cause the Board of Directors of the Company to include one Participant nominated by the Participants, acceptable to the Cameron Affiliates (the "Participant Designee"), who shall initially be John A. McKenna, Jr., and all other nominees nominated by the Cameron Affiliates.

         (b) Whenever any vacancy in the Board of Directors of the Company occurs, the group (i.e., the Participants or the Cameron Affiliates, as the case may be) which designated such vacating director under the provisions of this Section 4 will be entitled to designate a successor to fill such vacancy, and each Stockholder agrees to vote all the Common Stock then Owned or held of record by such Stockholder so as to elect to the Board of Directors the person so designated. The Participant Designee shall be selected by the vote of a majority of the shares of Stock Owned by the Participants (the "Participants Majority").

         (c) The Stockholders agree to instruct their respective designees not to authorize any proposal for, and the
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                                      -14-

Stockholders agree to vote their shares of Common Stock against, any proposal for the amendment of the Certificate of Incorporation and/or By- laws of the Company which would render said Certificate of Incorporation and/or By-laws inconsistent with the provisions of this Agreement.

         (d) In the event of (i) any proposed capital reorganization of the Company, (ii) any reclassification or recapitalization of the Company, (iii) any transfer of all or substantially all of the assets of the Company, (iv) any consolidation or merger involving the Company and any other Person, (v) any dissolution, liquidation or winding-up of the Company, or (vi) any material transaction affecting the capital stock of the Company which is not in the ordinary course of business and which is required by the laws of Delaware to be submitted to a vote of the stockholders of the Company, the Participants agree to vote their shares of Stock in respect of the authorization of any such matter in the manner that the Cameron Affiliates vote the shares of Stock owned by them.

         (e) The Stockholders acknowledge their understanding that under the laws of Delaware, the directors of the Company are obligated to exercise their independent judgment in discharging their duties as directors and, as a consequence thereof, may determine to disregard directions given to them by the Stockholders.
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Section 5.  Purchase of Participant Shares.

         (a) The Company will purchase from each Participant whose employment is terminated, other than by reason of death or Disability, on or before August 6, 1996, all of the shares of Stock Owned by such Participant not later than sixty (60) days after the date of the termination of such Participant's employment. The purchase price payable for such shares of Stock will be determined as follows:

             (i) in the case of all Unvested Shares, the purchase price shall be an amount equal to the lesser of (A) the Original Purchase Price or
         (B) the Adjusted Book Value of such shares;

             (ii) in the case of Vested Shares being purchased from a Participant whose employment is terminated by the Company without Cause, the purchase price shall be an amount equal to the greater of
         (A) the Original Purchase Price or (B) a price per share equal to the Share Value; and

             (iii) in the case of Vested Shares being purchased from a Participant whose employment is terminated for Cause or whose employment is voluntarily terminated by such Participant, the purchase price shall be an amount equal to the lesser of (A) the Original Purchase Price or (B) the Adjusted Book Value of such shares.

         (b)  The closing of any purchase of shares of Common Stock pursuant to
Section 5(a) shall be held at the executive
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offices of the Company, unless the Company otherwise agrees, at a time agreed upon by the Company and the Participant. At such closing, the Company shall pay to the Participant the total purchase price to be paid for the Stock being purchased by wire transfer to an account designated by such Participant of immediately available funds in an amount equal to the total purchase price, against delivery by such Participant of a certificate or certificates representing all of the shares of Stock being purchased from such Participant, together with a stock power duly executed in blank with signature guaranteed, free and clear of all liens, claims, charges and encumbrances.

         (c) If a Participant dies or a Participant's employment is terminated by reason of such Participant's Disability, then the Company shall have the option ("Call Option") to purchase from such Participant or his legal representative, and the Participant or his legal representative shall have the option ("Put Option") to require the Company to purchase from such Participant all shares of Stock Owned by such Participant. The Put Option and the Call Option shall each be exercisable by delivery of a written notice of exercise to the other party thereto not later than ninety (90) days after the date of such Participant's death or the date on which such Participant's employment terminated. The purchase price payable for such shares of Stock will be (i) in the case of Unvested Shares, an amount equal to the Original Purchase Price and
(ii) in the case of Vested Shares, an amount equal to the greater of (A) the
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Original Purchase Price or (B) a price per share equal to the Share Value.  The closing of any purchase pursuant to the exercise of a Put Option or a Call Option shall occur not later than thirty (30) days after the delivery of the notice of exercise, at the executive offices of the Company, unless the Company otherwise agrees and at a time agreed upon by the Company and the Participant. At such closing, the Company shall pay to the Participant or his legal representative the total purchase price to be paid for the Stock being purchased by wire transfer to an account designated by such Participant of immediately available funds in an amount equal to the total purchase price, against delivery by such Participant or his legal representative of a certificate or certificates representing all of the shares of Stock being purchased from such Participant, together with a stock power duly executed in blank with signature guaranteed, free and clear of all liens, claims, charges and encumbrances.

         (d) If a Participant's employment is terminated by the Company for Cause on or after August 7, 1996, then the Company shall have the option to purchase from such Participant or his legal representative all shares of Stock Owned by such Participant. Such option shall be exercisable by delivery by the Company of a written notice of exercise to the Participant not later than ninety (90) days after the date on which such Participant's employment terminated. The purchase price payable for such shares of Stock will be the Share Value. The closing of any purchase pursuant to the exercise of this option shall occur
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not later than thirty (30) days after the delivery of the notice of exercise, at the executive offices of the Company, unless the Company otherwise agrees and at a time agreed upon by the Company and the Participant. At such closing, the Company shall pay to the Participant or his legal representative the total purchase price to be paid for the Stock being purchased by wire transfer to an account designated by such Participant of immediately available funds in an amount equal to the total purchase price, against delivery by such Participant of a certificate or certificates representing all of the shares of Stock being purchased from such Participant, together with a stock power duly executed in blank with signature guaranteed, free and clear of all liens, claims, charges and encumbrances.

         (e) If the Company is unable to pay the full amount of the total purchase price required to be paid in cash pursuant to Section 5(a) or 5(c) due to a restriction imposed upon it by a bank loan or other financing agreement or by any instrument evidencing any indebtedness or similar obligation or by an applicable provision of the Delaware General Corporation Law, then, it will offer such Shares of Stock to Cameron by delivering to Cameron written notice of such offer. Cameron shall have the right to assign his rights to purchase shares of Stock under this Section 5(e) to one or more Cameron Affiliates. Cameron and/or the Cameron Affiliates may exercise the rights to purchase shares of Stock to be purchased by delivery of a notice of exercise to the Company and the Participant not later than fifteen (15) days
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                                      -19-

after delivery by the Company of its offer notice to Cameron. If Cameron and/or the Cameron Affiliates exercise such right, then Cameron and/or the Cameron Affiliates exercising such right shall purchase such shares of Stock from the Participant for a total purchase price equal to the total purchase price payable pursuant to Section 5(a) or 5(c), by wire transfer of immediately available funds to an account designated by the Participant, or his legal representative, as the case may be, and the Participant or his legal representative, as the case may be, shall deliver to the purchaser certificates representing the shares of Stock being purchased together with stock powers duly endorsed in blank with signatures guaranteed, free and clear of all liens, claims, charges and encumbrances.

         (f) If Stock is purchased from a Participant pursuant to this Section 5, then, simultaneously with such purchase of Stock, such Participant shall prepay all unpaid principal of, and interest on, such Participant's Note Purchaser Note by wire transfer of immediately available funds to an account designated by the Company.

         (g) If the Company is unable to pay the full amount of the total purchase price required to be paid in cash pursuant to Section 5(a) or 5(c) due to a restriction imposed upon it by a bank loan or other financing agreement or by any instrument evidencing any indebtedness or similar obligation or by an applicable provision of the Delaware General Corporation Law, and a Participant's Stock is not purchased by Cameron or one or more
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                                      -20-

Cameron Affiliates pursuant to Section 5(d), then the Company shall have no further obligation to the Participant under this Section 5.

Section 6.  Redemptions.

         (a) If at any time the Company shall desire to redeem any of the shares of Stock then outstanding, other than pursuant to a Call, it shall deliver to the Participants notice of such proposed redemption (the "Notice of Redemption") including the proposed price and proposed terms and conditions, and each Participant shall have the right to sell to the Company, as a condition to such redemption at the same price per share and on the same terms and conditions as involved in such redemption, that number of shares of Stock which equals the total number of shares of Stock the Company desires to redeem multiplied by the percentage of the then Stock ownership of such Management Investor.

         (b) If any Participant desires to so participate in any redemption under this Section 6(b), such Participant shall notify the Company in writing of such intention within 10 days of receipt of the Notice of Redemption.

         (c) The Company shall then redeem all of the shares of Stock proposed to be redeemed by the Company and requested to be redeemed by such Participant at not less than the price stated in the Notice of Redemption; provided, however, that the Company may elect to withdraw the Notice of Redemption or amend it by notice
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                                      -21-

to the Participants, and all rights theretofore existing shall be restored.

         (d) Each Participant who has notified the Company that such Participant desires to have his shares redeemed shall cause to be surrendered to the Company upon the closing of the redemption and against receipt of appropriate payment therefor, a certificate or certificates evidencing the number of shares of Stock Owned by such Participant which such Participant is entitled to have redeemed, together with stock powers duly endorsed in blank, and with signature guaranteed.

Section 7.  Sales to Third Parties.

         (a) If at any time until seven years from the date hereof, the Cameron Affiliates shall desire to sell all or any portion of the shares of Stock owned by them at such time, they shall deliver to the Participants written notice of such proposed sale which shall set forth the proposed purchaser, purchase price and the other terms and conditions of the purchase ("Notice of Intent to Sell"), and each Participant shall have the opportunity, subject to the terms of this Section 7, to sell to such proposed purchaser, at the same price per share and on the same terms and conditions as the Cameron Affiliates, that number of shares of Stock which equals the total number of shares of Stock the Cameron Affiliates desire to sell multiplied by the percentage of the then Stock Ownership of such Participant.
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                                      -22-

         (b) If any Participant wishes to participate in any sale under Section 7(a), such Participant shall notify the Cameron Affiliates in writing of such intention within ten business days of receipt of the Notice of Intent to Sell.

         (c) Such Participants as have elected to participate shall sell to the purchaser all, or at the option of the purchaser any, portions of the shares of Stock proposed to be sold by them at not less than the price stated in the Notice of Intent to Sell; provided, however, that any purchase of Stock from Participants pursuant to Section 7(a) of less than all of such shares of Stock by the purchaser shall be made pro rata among the Participants electing to participate based upon the relative amounts of shares of Stock that each such Participant then Owns.

         (d) Notwithstanding any other provision of this Agreement, if Cameron and/or the Cameron Affiliates shall propose to sell or exchange (in a business combination or otherwise) all of their shares of Stock in a bona fide arm's-length transaction, Cameron, at his option, may require that each Participant and his Permitted Transferees sell all of their shares of Stock in the same transaction and, if stockholder approval of the transaction is required, that each Participant and his Permitted Transferees vote their shares of Stock in favor thereof. In any such sale or exchange, the Participants and their Permitted Transferees shall receive for their shares the identical consideration payable per share of Stock to all other holders of shares of Stock.

Section 8.  Reissuance of Shares to Participants.

         If any shares of Stock are purchased by the Company from Participants pursuant to Section 5, then, not later than one hundred twenty (120) days after such purchase is consummated, the Company shall offer such shares to one or more employees of the Company (which employees may be Participants) upon such terms and conditions as the Board of Directors of the Company shall determine.

Section 9.  Specific Performance.

         The Stock of the Company cannot be readily purchased or sold in the open market, and for that reason, among other things, the Company and the Stockholders will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any controversy arise concerning a sale or disposition pending the resolution thereof, this Agreement shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have.

Section 10.  Amendments and Termination.

         (a) No amendment to this Agreement or any waiver or discharge of any provision hereof shall be made without the prior written consent of Cameron and by a majority in interest of the Participants whose rights would be adversely affected thereby.

         (b) This Agreement shall terminate upon the consummation of a Public Offering; provided, however, that the provisions of Section 4 shall terminate upon the earlier to occur of (A) the consummation of a Public Offering, or (B) seven years from the date hereof, and (ii) the provisions of Section 3 shall terminate upon the earlier to occur of (A) the consummation of a Public Offering, or (B) three years from the date hereof; provided, however, notwithstanding the foregoing, Section 3 shall not terminate with respect to any Purchaser until the Purchaser has paid in full his Purchaser Note, as defined in the Securities Purchase Agreement.

Section 11.  Notices.

         All notices and other communications shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

         (a) If to the Company:

             ENTEX Holdings, Inc.
             Six International Drive
             Rye Brook, New York 10573

             Attention:  President

         (b) If to Cameron or any Cameron Affiliates:

             Mr. Dort A. Cameron III
             c/o Airlie Group, L.P.
             115 East Putnam Avenue
             Greenwich, Connecticut  06830
             in each case with a copy to:

             Reid & Priest
             40 West 57th Street
             New York, New York  10019-4097

             Attention:  Richard S. Green, Esq.

         (c) If to any Participant,
             to the address of such Participant
             as shown in the records of the Company.

The addresses above may be changed by notice to the Company.

Section 12.  Miscellaneous.

         (a) Each individual Participant acknowledges and agrees that only the number of shares of Common Stock Owned by such individual Participant is being disclosed to such Participant, and, accordingly, waives such Participant's right to receive a complete copy of Schedule A to this Agreement. The Company agrees to keep Schedule A to this Agreement confidential, to retain such Schedule A in the files of the Company, and to disclose such Schedule A only as may be expressly authorized by the President of the Company.

         (b) This Agreement represents the entire understanding of the parties hereto and supersedes all other previous agreements among them with respect to the subject matter hereof.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely in such state.

         (d) The headings contained herein are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

         (e) Whenever the context requires, references in this Agreement to the singular number shall include the plural and, likewise, the plural number shall include the singular, and words denoting gender shall include the masculine, feminine and neuter.

         (f) If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

         (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           ENTEX HOLDINGS, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           ENTEX ASSOCIATES, L.P.

                                           By:  THE PUTNAM GROUP, INC.,
                                                      General Partner


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           ------------------------------------
                                           Dort A. Cameron III

                                           ------------------------------------
                                           [Name of Participant]

                                   SCHEDULE A


                                                   Number of Shares
Name of Participant                                of Common Stock
-------------------                                ----------------

                      AMENDMENT TO STOCKHOLDERS' AGREEMENT

         AMENDATORY AGREEMENT dated as of December 1, 1994 by and among ENTEX HOLDINGS, INC., a Delaware corporation (the "Company"), DORT A. CAMERON III, an individual ("Cameron"), and ENTEX ASSOCIATES, L.P., a Delaware limited partnership ("ENTEX Associates"), and each of the individuals listed on Schedule A hereto, who are sometimes collectively referred to herein as the "Plan 2 Participants".

                             W I T N E S S E T H :

         WHEREAS, the Company, Cameron, ENTEX Associates, and the individual stockholders of the Company (which stockholders include the Plan 2 Participants) are parties to that certain Stockholders' Agreement dated as of December 10, 1993 (the "Existing Agreement"), pursuant to which the parties agreed to certain restrictions upon the sale, transfer, hypothecation, assignment, pledge, negotiation or other disposition of the Common Stock and upon the voting of the Common Stock, all as set forth in the Existing Agreement; and

         WHEREAS, the Company, Cameron, ENTEX Associates and the Plan 2 Participants have determined that it will promote the best interests of the Company and the mutual interests of the Participants (including the Plan 2 Participants) to amend the Existing Agreement as provided herein, it being understood that the amendment of the Existing Agreement does not adversely affect the interests of the Plan 1 Participants (as hereinafter defined);

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree that the Existing Agreement is amended as follows:

    1.   Amendment of Section 1 of the Existing Agreement.

         (a) Section 1 of the Existing Agreement is hereby amended (i) by renumbering subsections (24) through (37) as they currently exist as subsections (26) through (39) respectively, and (ii) by adding thereto the following new subsections (24) and (25), reading in their entirety as follows:

             (24) "Plan 1 Participant" shall mean a Participant whose shares of Stock are subject to repurchase as provided in Section 5 hereof. Unless a Participant has agreed in writing to be treated as a Plan 2 Participant, each Participant shall be deemed to be a Plan 1 Participant.

             (25) "Plan 2 Participant" shall mean each Participant who has elected in writing to be treated as a Plan 2 Participant.

         (b) Subsection (36) as renumbered (being the definition of "Vesting Percentage"), is hereby amended by adding the following new sentence at the end thereof:

         "Notwithstanding the foregoing, the Vesting Percentage for Plan 2 Participants shall be 100%."

         (c) Subsection (37), as renumbered, being the definition of "Vested Shares", as amended by adding the following new sentence at the end thereof:

     "All shares of Stock Owned by a Plan 2 Participant shall be Vested Shares."

    2.  Amendment of Section 5 of the Existing Agreement.

         (a) Section 5 of the Existing Agreement is hereby amended (i) by recaptioning such Section 5 as "Purchase of Plan 1 Participant Shares", and by inserting the words "Plan 1" immediately before the word "Participant" or "Participant's" wherever such words appear in such Section 5.

         (b) Section 5 of the Existing Agreement is hereby amended by inserting the words "Plan 1" immediately before the words "Put Option" and "Call Option" wherever such words appear in such Section 5.

    3. Addition of New Section 6 Regarding Stock Owned by Plan 2 Participants. The Existing Agreement is hereby amended by renumbering Sections 6 through 12 as they currently exist as Sections 7 through 13, respectively, and by adding the following new Section 6, reading in its entirety as follows:

    "Section 6. Right of First Refusal with Respect to Shares Owned by Plan 2 Participants.

             (a) If the employment of a Plan 2 Participant is terminated for any reason, then the Company shall have the option ("Plan 2 Call Option") to purchase from such Plan 2 Participant or his legal representative, all shares of Stock Owned by such Plan 2 Participant. The Plan 2 Call Option shall be exercisable by delivery by the Company of a written notice of exercise to the Plan 2 Participant or his or her legal representative not later than ninety (90) days after the date on which such Plan 2 Participant's employment is terminated. The purchase price payable for such shares of Stock will be (i) if the Plan 2 Participant's employment was terminated for any reason other than Cause (including death or Disability), an amount equal to the Book Value of the Shares as of the end of the most recent fiscal year for which audited financial statements are available; and (ii) if the Plan 2 Participant's employment was terminated for Cause, an amount equal to the lesser of (A) the Original Purchase Price or (B) a price per share equal to the Book Value of the Shares as of the end of the most recent fiscal year for which audited financial statements are available. The closing of any purchase pursuant to the exercise of a Plan 2 Call Option shall occur not later than thirty (30) days after the delivery of the notice of exercise, at the executive offices of the Company, unless the Company otherwise agrees and at a time agreed upon by the Company and the Plan 2 Participant or his or her legal representative. At such closing, the Company shall pay to the Plan 2 Participant or his or her legal representative the total purchase price to be paid for the Stock being purchased by wire transfer to an account designated by such Plan 2 Participant of immediately available funds in an amount equal to the total purchase price, against delivery by such Plan 2 Participant or his or her legal representative of a certificate or certificates representing all of the shares of Stock being purchased from such Plan 2 Participant, together with a stock power duly executed in blank with signature guaranteed, free and clear of all liens, claims, charges and encumbrances.

             (b) If the Company desires to exercise a Plan 2 Call Option but is unable to pay the full amount of the total purchase price required to be paid in cash pursuant to Section 6(a) due to a restriction imposed upon it by a bank loan or other financing agreement or by any instrument evidencing any indebtedness or similar obligation or by an applicable provision of the Delaware General Corporation Law, then, it will assign the Plan 2 Call Option with respect to such Shares of Stock to Cameron by delivering to Cameron written notice of such offer. Cameron shall have the right to assign his rights to purchase shares of Stock under this Section 6(b) to one or more Cameron Affiliates. Cameron and/or the Cameron Affiliates may exercise the rights to purchase shares of Stock to be purchased by delivery of a notice of exercise to the Company and the Plan 2 Participant not later than fifteen (15) days after delivery by the Company of its assignment notice to Cameron. If Cameron and/or the Cameron Affiliates exercise such right, then Cameron and/or the Cameron Affiliates exercising such right shall purchase such shares of Stock from the Plan 2 Participant for a total purchase price equal to the total purchase price payable pursuant to Section 6(a), by wire transfer of immediately available funds to an account designated by the Plan 2 Participant, or his or her legal representative, as the case may be, and the Plan 2 Participant or his or her legal representative, as the case may be, shall deliver to the purchaser certificates representing the shares of Stock being purchased together with stock powers duly endorsed in blank with signatures guaranteed, free and clear of all liens, claims, charges and encumbrances.

             (c) If Stock is purchased from a Plan 2 Participant pursuant to this Section 6, then, simultaneously with such purchase of Stock, such Plan 2 Participant shall prepay all unpaid principal of, and interest on, such Plan 2 Participant's Note Purchaser Note by wire transfer of immediately available funds to an account designated by the Company."

    4.   Conforming Amendments.

         (a) Section 7 (as renumbered) of the Existing Agreement, being the Section captioned "Redemptions," is hereby amended (i) by deleting the word "Call" in Section 7(a) (as renumbered) and inserting the words "Plan 1 Call Option or Plan 2 Call Option" in lieu thereof, and (ii) by deleting the reference to "Section 6(b)" thereof in Section 7(b) (as renumbered) and in inserting "Section 7(b)" in lieu thereof.

         (b) All references in Section 8 (as renumbered) are hereby amended by deleting the references to "Section 7" or "Section 7(a)" as they now exist and inserting in lieu thereof "Section 7" or "Section 7(a)", as the context requires.

         (c) Section 9 (as renumbered) is hereby amended by adding the words "or Section 6" immediately after the words "Section 5".

    5. Amendment of Termination Provisions. Section 11 (as renumbered), being the Section entitled "Amendments and Termination," is amended by amending
Section 11(b) (as renumbered) to read in its entirety as follows:

             (b) This Agreement shall terminate upon the consummation of a Public Offering; provided, however, that the provisions of Section 4 shall terminate upon the earlier to occur of (A) the consummation of a Public Offering or
         (B) seven years from the date hereof, (ii) the provisions of Section 3 shall terminate upon the earlier to occur of (A) the consummation of a Public Offering or (B) three years from the date hereof, and (iii) the provisions of Section 6 shall terminate upon the earlier to occur of
         (A) the consummation of a Public Offering or (B) a Change of Control; provided further, however, that notwithstanding the foregoing, Section 3 shall not terminate with respect to any Participant until the Participant has paid in full his or her Note Purchaser Note, as defined in the Securities Purchase Agreement.

    6. Existing Agreement Remains in Force. Except as expressly set forth in this Amendatory Agreement, the Existing Agreement remains unmodified and in full force and effect.

    7. Counterparts. This Amendatory Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendatory Agreement as of the day and year first above written.

                                           ENTEX HOLDINGS, INC.

                                           By:
                                              ---------------------------------
                                              John A. McKenna, Jr.
                                              President


                                           ENTEX ASSOCIATES, L.P.

                                           By:  THE PUTNAM GROUP, INC.,
                                                      General Partner

                                           By:
                                              ---------------------------------
                                              Dort A. Cameron III
                                              President

                                           ------------------------------------
                                           Dort A. Cameron III

                                           ------------------------------------
                                           [Name of Participant]

                                   SCHEDULE A

                                                   Number of Shares
Name of Participant                                of Common Stock
-------------------                                ----------------